Exhibit 10.20

AVON PRODUCTS, INC.

DEFERRED COMPENSATION PLAN

AVON PRODUCTS, INC.

DEFERRED COMPENSATION PLAN

INTRODUCTION

AVON PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of New York (hereinafter called the “Primary Sponsor”), maintains this Avon Products, Inc. Deferred Compensation Plan (the “Plan”) for the purpose of providing, to the extent possible on a non-qualified and unfunded basis, an opportunity for selected Participants to: (1) accumulate retirement savings in excess of the limits imposed on the Avon Personal Savings Account Plan; (2) defer receipt of all or part of their Annual Bonuses; (3) defer all or part of the cash award component otherwise payable to them under the Primary Sponsor’s long-term incentive plan; (4) defer up to 50% of their Base Salary; and (5) defer such portion of their restricted stock units as may be permitted from time to time.

The Primary Sponsor now wishes to amend and restate the Plan to incorporate prior amendments and to reflect certain other changes to the Plan, including those required by Section 409A of the Internal Revenue Code of 1986, as amended, effective January 1, 2008. In amending the Plan to comply with Section 409A, the Primary Sponsor intends to maintain the “grandfathered” status of any amounts deferred under the Plan that were earned and vested before January 1, 2005.

AMENDMENT AND RESTATEMENT

NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan, effective January 1, 2008, to read as follows:

AVON PRODUCTS, INC.

DEFERRED COMPENSATION PLAN

SECTION 1

DEFINITIONS

Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise. The following words and phrases shall have the meanings set forth below:

1.1 “Account” means the accounts and subaccounts established and maintained by the Plan Administrator. In addition to any other accounts as the Plan Administrator may establish and maintain, the Plan Administrator shall establish and maintain separate accounts and subaccounts (each of which shall be adjusted pursuant to the Plan to reflect income, gains, losses, and other credits or charges attributable thereto) to be designated as follows:

(a) “Deferred Compensation Account” shall consist of the following subaccounts:

(i) “In-Service Cash Subaccount” which shall reflect a Participant’s cash deferrals (and any Plan Sponsor deferrals pursuant to Section 3.4) that have been designated by the Participant, in accordance with Section 4, as being credited to the Participant’s In-Service Cash Subaccount. If so designated by the Participant in accordance with Sections 4 and 6.3, a Participant may have up to two different In-Service Cash Subaccounts.

(ii) “Retirement/Termination Cash Subaccount” which shall reflect a Participant’s cash deferrals (and any Plan Sponsor deferrals pursuant to Section 3.4) that have been designated by the Participant, in accordance with Section 4, as being credited to the Participant’s Retirement/Termination Cash Subaccount.

(b) “Restricted Stock Account” shall consist of the following subaccounts:

(i) “In-Service Stock Subaccount” which shall reflect a Participant’s shares of Deferred Stock that were designated by the Participant as being credited to the Participant’s In-Service Stock Subaccount. A Participant may have up to two different In-Service Stock Subaccounts.

(ii) “Retirement/Termination Stock Subaccount” which shall reflect a Participant’s shares of Deferred Stock that were designated by the Participant as being credited to the Participant’s Retirement/Termination Stock Subaccount.

A Participant’s Account shall consist of amounts that are classified as either Grandfathered Amounts and/or Section 409A-Covered Amounts.

1.2 “Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is any Plan Sponsor and (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with any Plan Sponsor, provided that the phrase “at least 50%” is used instead of the phrase “at least 80%” (both in Code Section 1563(a) and in Treasury Regulations issued under Code Section 414(c)) for purposes of determining whether a corporation is a member of the same controlled group of corporations under Code Section 414(b) or whether a trade or business is under common control under Code Section 414(c).

1.3 “Annual Bonus” means the cash portion of a Participant’s annual bonus under the Primary Sponsor’s Management Incentive Plan, Executive Incentive Plan, or other annual incentive award program as specified by the Primary Sponsor from time to time.

1.4 “Base Salary” means a Participant’s “Annual Compensation,” as that term is defined under the Savings Plan for purposes of making contributions pursuant to a salary deferral election under the Savings Plan, as the same may be amended from time to time, provided that for purposes of the Plan, a Participant’s Base Salary shall be determined:

(a) without regard to the limit on compensation that may be recognized under Code Section 401(a)(17);

(b) with the inclusion of compensation deferred by the Participant pursuant to Section 3; and

(c) excluding any bonuses or extraordinary compensation.

Notwithstanding the foregoing, severance payments and short-term and long-term disability payments shall not be considered part of a Participant’s “Base Salary.”

1.5 “Beneficiary” means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided that, if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, then the term Beneficiary means (a) the Participant’s spouse or (b) if no spouse is alive, the deceased Participant’s estate (as payable to the legal representative of such estate).

1.6 “Board of Directors” means the Board of Directors of the Primary Sponsor.

1.7 “Code” means the Internal Revenue Code of 1986, as amended.

1.8 “Company Stock” means the common stock of Avon Products, Inc.

1.9 “Deferral Amounts” means those amounts deferred under the Plan by a Participant pursuant to the Participant’s elections under Sections 3.1 through 3.5.

1.10 “Deferred Stock” means those Restricted Stock Units, the receipt of which has been deferred by the Participant, that have not been paid out from the Plan. Each Restricted Stock Unit deferred shall equal one share of Deferred Stock. Effective for Restricted Stock Units that may be granted in 2008 and thereafter, deferrals of such Restricted Stock Units will only be permitted to the extent authorized by the Plan Administrator in writing from time to time pursuant to Section 3.6.

1.11 “Eligible Employee” means any Employee designated by the Primary Sponsor who is both on the U.S. payroll and who is in salary band A06 (or any equivalent successor designation) or above, and who is part of a select group of management and a highly compensated employee.

1.12 “Employee” means any person who is employed by a Plan Sponsor or an Affiliate for purposes of the Federal Insurance Contributions Act.

1.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.14 “Grandfathered Amount” means any amount deferred under the Plan to which a Participant has a “legally binding right,” and the right to the amount is “earned and vested,” before January 1, 2005, as such terms are defined pursuant to Section 409A.

1.15 “Investment Funds” means those funds designated in Section 5.1(b).

1.16 “Participant” means any Eligible Employee or former Eligible Employee who has become a Participant in the Plan as provided in Section 2, for so long as the Participant’s benefits hereunder have not been paid out.

1.17 “Plan” means this Avon Products, Inc. Deferred Compensation Plan.

1.18 “Plan Administrator” means the Primary Sponsor, provided that the Primary Sponsor may designate an organization or person to perform certain administrative functions that are otherwise designated to the Primary Sponsor under the Plan.

1.19 “Plan Sponsor” means individually the Primary Sponsor and any adopting Affiliates.

1.20 “Plan Year” means the calendar year.

1.21 “Primary Sponsor” means Avon Products, Inc.

1.22 “Restricted Stock Units” means those restricted stock units (or, for grants prior to 2003, shares of restricted stock) awarded to a Participant pursuant to the Avon Products, Inc. Year 2005 Stock Incentive Plan or any successor or predecessor plan.

1.23 “Savings Plan” means the Primary Sponsor’s Personal Savings Account Plan, as amended from time to time.

1.24 “Section 409A” means Section 409A of the Code, including any regulations and other guidance issued under such Section.

1.25 “Section 409A-Covered Amount” means any amount deferred under the Plan that is not a Grandfathered Amount.

1.26 “Valuation Date” means the last business day of each month.

SECTION 2

ELIGIBILITY

Each Eligible Employee shall become a Participant as of the first day of the first payroll period following the date on which the Eligible Employee completes an enrollment form prescribed by the Plan Administrator pursuant to which the Eligible Employee elects to participate in the Plan. A Participant who ceases to be an Eligible Employee will no longer be eligible to make further deferrals under the Plan pursuant to Section 3, although any existing deferral election that has become irrevocable will continue in accordance with its terms and the Plan, and in any event such Participant shall continue to be subject to all other terms of the Plan so long as the individual remains a Participant of the Plan.

SECTION 3

DEFERRAL ELECTIONS

3.1 Deferral of Base Salary. Each Participant may elect, for a calendar year, to defer a minimum of $5,000 and up to a maximum of 50% of the Participant’s Base Salary. Any deferrals shall be in integral increments of one percent (1%). A Participant may not defer, among other items of compensation, severance payments or short-term or long-term disability benefits.

All elections to participate and defer Base Salary shall be effective as of the first day of the calendar year following the date that the Participant’s election is processed pursuant to normal administrative procedures, at which time such election will become irrevocable, and shall remain in effect for the entirety of such following calendar year, except as may otherwise be provided in the Plan. A deferral election must be made by completing, signing, and returning an election form provided by the Plan Administrator or through some other electronic method designated by the Plan Administrator. Each such election is only effective for the calendar year following the year in which it is made and a new election must be made for each subsequent calendar year in which the Participant chooses to defer Base Salary.

Individuals who first become Eligible Employees during a calendar year will not be permitted to defer Base Salary earned during that calendar year. Such Eligible Employees will be permitted to defer Base Salary only for subsequent calendar years.

3.2 Deferral of Annual Bonus. A Participant may elect to defer all or a portion of the Participant’s Annual Bonus for a calendar year, provided that the elected amount or percentage must be at least equal to $5,000. The amount or percentage of the Annual Bonus to be deferred for a calendar year is at the discretion of the Participant, subject to the form and manner prescribed by the Plan Administrator.

An election by a Participant to defer all or part of an Annual Bonus must be made within the time limits set by the Plan Administrator from time to time, but no later than December 31 of the calendar year prior to the calendar year during which the Annual Bonus is earned A deferral election must be made by completing, signing, and returning an election form provided by the Plan Administrator or through some other electronic method designated by the Plan Administrator. Each such election is irrevocable, except as otherwise provided in the Plan, and shall be valid only for the calendar year for which it is made. A new election must be made for each subsequent calendar year in which the Participant chooses to defer any portion of an Annual Bonus.

Individuals who first become Eligible Employees during a calendar year will not be permitted to defer an Annual Bonus earned during that calendar year. Such Eligible Employees will be permitted to defer Annual Bonuses only for subsequent calendar years.

3.3 Deferral of LTIP Bonus. A Participant may elect to defer all or a portion of the Participant’s cash award earned and payable under the Primary Sponsor’s long-term incentive plan or successor thereto, or a similar plan designated by the Primary Sponsor to be a long-term incentive plan for purposes of this Section 3.3 (an “LTIP Bonus”), only when authorized in writing by the Plan Administrator, and then only in accordance with deferral rules set forth by the Plan Administrator in writing. The Plan Administrator retains the sole discretion to determine whether deferrals of Restricted Stock Units will be permitted under the Plan. Unless otherwise provided by the Plan Administrator in writing, the elected amount or percentage must be at least equal to $5,000.

Such election must be made within the time limits set by the Plan Administrator from time to time, but no later than the December 31 preceding the start of the performance period during which the LTIP Bonus is earned. except to the extent otherwise provided in the following sub-sections (a), (b), and (c).

(a) A deferral election with respect to any LTIP Bonus that constitutes “performance-based compensation” (as defined under Section 409A) may be made no later than the date that is six months prior to the end of the performance period during which such LTIP Bonus is earned (or, if earlier, no later than the date by which such LTIP Bonus is readily ascertainable and substantially certain to be paid), provided that the Participant performs services continuously from the later of the beginning of the applicable performance period or the date that the applicable performance criteria are established, through the date such deferral election is made. A deferral election must be made by completing, signing, and returning an election form provided by the Plan Administrator or through some other electronic method designated by the Plan Administrator. Each such election is irrevocable, except as otherwise provided in the Plan. A new election must be made for each LTIP Bonus or portion thereof that a Participant wishes to defer.

(b) If a Participant is first made eligible for an LTIP Bonus after the performance period for such LTIP Bonus has commenced, to the extent permitted by the Plan Administrator, a deferral election with respect to such LTIP Bonus may be made on or before the 30th day after the Participant is first made eligible for such LTIP Bonus, provided that (i) the Participant is required to perform services for at least 12 months after first being made eligible for such LTIP Bonus in order to receive any portion of such LTIP Bonus, and (ii) such LTIP Bonus is subject to a substantial risk of forfeiture for at least 12 months after the Participant makes the deferral election.

(c) In the event that an Eligible Employee submits an election to defer an LTIP Bonus under the Plan within 30 days of first becoming eligible to defer any amounts under any elective, non-qualified, account balance arrangement (such as the arrangements set forth in this Section 3 with respect to Base Salary, Annual Bonuses, LTIP Bonuses, and excess 401(k) deferrals), then such election shall be effective as of the first day of the first payroll period following the date that the Participant’s election is processed pursuant to normal administrative procedures and shall apply only for that performance period and only to compensation received for services performed by the Participant subsequent to the time that such election is made.

3.4 Deferral of Excess Personal Savings Plan Contributions. A Participant may elect to defer up to 25% of the portion of such Participant’s Base Salary that is in excess of the limit under Code Section 401(a)(17) for the applicable year. Any such deferral is in addition to any deferral that the Participant may make under Section 3.1, and any deferral under this Section 3.4 will not apply to the 50% maximum set forth in Section 3.1. Any deferrals shall be in integral increments of one percent (1%). A Participant may not defer, among other items of compensation, severance payments or short-term or long-term disability benefits. Any deferrals under this Section 3.4 will be referred to as “excess Savings Plan deferrals.”

The Primary Sponsor will determine the matching formula, if any, for each Plan Year. Such formula will be communicated to Participants prior to the commencement of the calendar year.

All elections to make excess Savings Plan deferrals shall be effective as of the first day of the calendar year following the date that the Participant’s election is processed pursuant to normal administrative procedures, at which time such election will become irrevocable, and shall remain in effect for the entirety of such following calendar year, except as may otherwise be provided in the Plan. A deferral election must be made by completing, signing, and returning an election form provided by the Plan Administrator or through some other electronic method designated by the Plan Administrator. Each such election is only effective for the calendar year following the year in which it is made and a new election must be made for each subsequent calendar year in which the Participant chooses to make excess Savings Plan deferrals. Any election to defer pursuant to this Section 3.4 must be made independently of any deferral election under Sections 3.1, 3.2, or 3.3.

Individuals who first become Eligible Employees during a calendar year will not be permitted to make excess Savings Plan deferrals for that calendar year. Such Eligible Employees will be permitted to make excess Savings Plan deferrals only for subsequent calendar years.

3.5 Election to Defer Non-Qualified Retirement Benefits. Participants are no longer permitted to defer into the Plan any benefits payable from the Primary Sponsor’s Benefit Restoration Pension Plan or Supplemental Executive Retirement Plan.

3.6 Election to Defer Restricted Stock Units. A Participant may defer receipt of Restricted Stock Units only when authorized in writing by the Plan Administrator, and then only in accordance with deferral rules set forth by the Plan Administrator in writing. The Plan Administrator retains the sole discretion to determine whether deferrals of Restricted Stock Units will be permitted under the Plan. Unless otherwise provided by the Plan Administrator in writing, any deferral election must relate to the deferral of no less than 500 Restricted Stock Units.

Any deferral election must be made within the time limits set by the Plan Administrator from time to time. A deferral election must be made by completing, signing, and returning an election form provided by the Plan Administrator or through some other electronic method designated by the Plan Administrator . Each such election is irrevocable, except as otherwise provided in the Plan. When deferrals of Restricted Stock Units are permitted, a new election must be made for each Restricted Stock Unit award granted to a Participant.

3.7 Cancellation of Deferrals. In the event that a Participant participates in a plan of a Plan Sponsor or Affiliate intended to qualify under Code Section 401(a) containing a cash or deferred arrangement qualified under Code Section 401(k) (a “401(k) Plan”), and in the event that a Participant makes a hardship withdrawal under such 401(k) Plan, then such Participant’s then-existing deferral elections, if any, under this Section 3 shall be cancelled as of such hardship withdrawal date. In the event that a Participant applies and is deemed to qualify for a distribution under the Plan as a result of an unforeseeable emergency, in accordance with Section 6.1(b), then such Participant’s then-existing deferral elections, if any, under this Section 3 shall be cancelled as of the date of such distribution. Any subsequent deferral election under the Plan by such Participant must satisfy the initial deferral election requirements set forth in this Section 3 (provided that such subsequent deferral election may not apply to any compensation earned by the Participant during the six-month period immediately following such hardship withdrawal date or date of distribution due to an unforeseeable emergency, as applicable).

SECTION 4

CREDITING ACCOUNTS

4.1 Crediting Accounts. At the time that each deferral election is made, a Participant shall also irrevocably designate whether the Participant’s Deferral Amounts and Deferred Stock are to be allocated, in whole or in part, to the Participant’s Retirement/Termination or In-Service Cash or Stock Subaccounts, as applicable. Separate subaccounts will be maintained for each type of distribution allocation and amounts may not be transferred from one distribution subaccount to another. Allocations of Deferral Amounts and Deferred Stock between the applicable subaccounts for each shall be in 10% increments. In the event that no allocation has been elected, Deferral Amounts and Deferred Stock shall be wholly credited to a Participant’s Retirement/Termination Cash or Stock Subaccount, as applicable. The Plan Sponsor shall credit Deferral Amounts to the Participant’s Deferred Compensation Account as of the date such amounts are withheld from the Participant’s compensation, and the Plan Sponsor shall credit Deferred Stock to the Participant’s Restricted Stock Account as of the date such Restricted Stock Units become vested. A Participant’s election to allocate Deferral Amounts and Deferred Stock to the Participants’ In-Service Cash or Stock Subaccount, as applicable, must be accompanied by an election stating the date that such subaccount shall be distributed in accordance with Section 6.3. In addition, a Participant cannot elect to allocate deferrals to an In-Service subaccount that is scheduled to be distributed within twelve months of the date that the deferral would be allocated to such subaccount. Notwithstanding the foregoing, a Participant may elect to maintain up to two different In-Service Cash and up to two different In-Service Stock Subaccounts providing for different distribution dates in accordance with Section 6.3.

4.2 Valuation Date. As of each Valuation Date, the Plan Sponsor shall determine the rate of return of each Investment Fund since the immediately preceding Valuation Date. The portion of the Participant’s Account under the Plan hypothetically invested in each Investment Fund shall be credited or charged with the rate of return for such Investment Fund based on the balance hypothetically invested in such Investment Fund as of the next preceding Valuation Date.

SECTION 5

INDIVIDUAL FUNDS; HYPOTHETICAL INVESTMENT OF ACCOUNTS

5.1 Hypothetical Investment.

(a) Deferral Amounts shall be hypothetically invested in the Fixed Income Account until the end of the month in which such Deferral Amounts are credited pursuant to Section 4.1.

(b) As of the first business day of each month, any Deferral Amounts (and earnings) credited to the Participant’s Account during the preceding month shall be hypothetically invested by the Participant among one or more Investment Funds, as permitted by the Plan Administrator from time to time. The designation will continue until changed, which change will be effective as of the first business day of the following month. Any election pursuant to this Section 5.1(b) shall be made in such form and manner, and subject to such rules and limitations, as prescribed by the Plan Administrator from time to time. The four Investment Funds are as follows:

(i) Fixed Income Investment Fund. Amounts allocated to this Investment Fund will be credited, at the end of each month, with imputed interest at an annual rate established by the Primary Sponsor and communicated to Participants prior to the commencement of the calendar year.

(ii) Standard & Poors 500 Stock Index Investment Fund. Amounts allocated to this Investment Fund will be treated as if hypothetically invested in a manner that is closely linked to changes in the S&P 500 Index over the course of each month.

(iii) Avon Stock Unit Investment Fund. Amounts allocated to this Investment Fund will be treated as if hypothetically invested at the beginning of each month in Company Stock.

(iv) Moody’s Rate Investment Fund. Amounts held in this Investment Fund shall include only those amounts deferred prior to 1990 that had been continuously credited to the Fixed Income Investment Fund until January 1, 2003 (plus interest accrued thereon), at which point such amounts were credited to this Moody’s Rate Investment Fund. Amounts allocated to this Investment Fund will be credited, as of the first business day of the month, with imputed interest at a monthly rate established by the Primary Sponsor. Participants are not permitted to credit new amounts to the Moody’s Rate Investment Fund. A Participant may, however, transfer amounts out of this Investment Fund and into another Investment Fund.

5.2 Investment Elections. Investment elections for each month shall be made in the form and manner prescribed by the Plan Administrator prior to the first day of the month for which it is to become effective. In the absence of any change in election, earnings and new deferrals shall continue to be invested in the same Investment Funds, with the same percentage allocations, as are in effect for the immediately preceding month. The allocation of investment elections among more than one Investment Fund shall be in increments of 1%. Separate elections can be made with respect to past and future deferrals. All investment election changes shall be effective only as of the beginning of the following month. Following termination of employment (which includes retirement), if installment payments have been elected, a Participant may continue to make investment election changes each month. Similarly, Beneficiaries who continue to receive installment payments after a Participant’s death will have such election option, provided that if there is more than one Beneficiary, such election may be subject to such additional requirements as may be specified by the Plan Administrator from time to time.

5.3 Deferred Stock. Shares of Deferred Stock shall at all times be deemed to be invested in shares of Company Stock until distributed pursuant to Sections 6, 7, or 8.

SECTION 6

DISTRIBUTIONS

6.1 Financial Hardship and Unforeseeable Emergency.

(a) Financial Hardship.

(i) The Plan Administrator may pay all or a portion of any Grandfathered Amount held in a Participant’s Account prior to the date that payment is otherwise required to be made; provided that any such distribution shall be made only if the Participant has not commenced distribution of Grandfathered Amounts pursuant to Section 8, and the Participant demonstrates that the Participant will suffer a financial hardship if the Participant does not receive a distribution and that the Participant would meet the requirements for a hardship distribution under the Savings Plan as in effect on October 3, 2004 (with the exclusion of the purchase of a home or the payment of tuition) as determined by the Plan Administrator. The Plan Administrator shall have the sole and absolute discretion to determine if a hardship exists with respect to a Participant. Any request for a hardship distribution pursuant to this Section 6.1(a) shall be submitted no less than 30 days prior to the date of the requested distribution.

(ii) No hardship withdrawal pursuant to this Section 6.1(a) shall be for less than $10,000. Hardship payments shall be made to a Participant only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the amount to be distributed on account of a hardship shall be made by the Plan Administrator. A payment under this Section 6.1(a) shall be charged against the Participant’s Account as of the day coinciding with or immediately preceding the date on which payment is made.

(iii) Notwithstanding the foregoing, a Participant who receives a payment of all or any portion of the Participant’s Account pursuant to this Section 6.1(a) shall be suspended from making deferrals under Section 3 for a period of six months. Such six-month period shall commence as of the first date upon which such a suspension will not violate Section 409A’s rule prohibiting the cancellation of an irrevocable deferral election (for example, beginning on January 1 of the following calendar year with respect to deferrals of Base Salary and Annual Bonuses, and beginning on the first day of the following performance period with respect to deferrals of LTIP Bonuses). For the avoidance of doubt, this Section 6.1(a)(iii) will not be interpreted to allow a Participant to cancel an existing deferral election that has become irrevocable at the time the payment under this Section 6.1(a) is made.

(b) Unforeseeable Emergency.

(i) The Plan Administrator may pay all or a portion of any Section 409A-Covered Amount held in a Participant’s Account prior to the date that payment is otherwise required to be made only if (A) distribution of Section 409A-Covered Amounts has not commenced pursuant to Section 8 and (B) it is demonstrated to the satisfaction of the Plan Administrator that the Participant has incurred an “unforeseeable emergency.” The Plan Administrator shall have the sole and absolute discretion to determine if an unforeseeable emergency exists under the terms of the Plan with respect to a Participant. Any request for a distribution pursuant to this Section 6.1(b) shall be submitted no less than 30 days prior to the date of the requested distribution.

(ii) Pursuant to Section 409A, an “unforeseeable emergency” is a severe financial hardship of the Participant resulting from (A) an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code Section 152(a)), or the Participant’s Beneficiary, (B) the loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or (C) any other similar, extraordinary, and unforeseeable circumstance arising as a result of events beyond the control of the Participant. The purchase of a home and the payment of college tuition are not unforeseeable emergencies.

(iii) A distribution on account of an unforeseeable emergency may not be made to the extent that the emergency may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent that such liquidation would not itself cause a severe financial hardship to the Participant), or by the cessation of deferrals under the Plan. The amount of any distribution under this Section 6.1(b) may not exceed the amount reasonably necessary to satisfy the emergency, which may include any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from such distribution.

(iv) Distributions under this Section 6.1(b) shall be made to a Participant only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the amount to be distributed on account of an unforeseeable emergency shall be made by the Plan Administrator, in its sole discretion, in accordance with the Plan and Section 409A. A distribution under this Section 6.1(b) shall be charged against the Participant’s Account as of the date coinciding with or immediately preceding the date on which such distribution is made. Following a distribution under this Section 6.1(b), a Participant’s deferral elections under the Plan will be limited in accordance with Section 3.7.

6.2 Early Withdrawal.

(a) A Participant may request that the Plan Administrator pay all or a portion of any Grandfathered Amount held in such Participant’s Account prior to the date that payment of such Grandfathered Amount is otherwise required to be made, provided that any early withdrawal that does not qualify as a hardship withdrawal pursuant to Section 6.1(a) will be subject to the irrevocable forfeiture of an amount equal to 10% of the withdrawn amount. Any withdrawal pursuant to this Section 6.2(a) that does not qualify as a hardship withdrawal pursuant to Section 6.1(a) must be for no less than $25,000 or, if less, 50% of the Participant’s Grandfathered Amounts. Any Participant that elects to receive a withdrawal pursuant to this Section 6.2(a) shall be suspended from deferring amounts under the Plan for six months. Such six-month period shall commence as of the first date upon which such a suspension will not violate Section 409A’s rule prohibiting the cancellation of an irrevocable deferral election (for example, beginning on January 1 of the following calendar year with respect to deferrals of Base Salary and Annual Bonuses, and beginning on the first day of the following performance period with respect to deferrals of LTIP Bonuses). For the avoidance of doubt, this Section 6.2(a) will not be interpreted to allow a Participant to cancel an existing deferral election that has become irrevocable at the time the payment under this Section 6.2(a) is made.

(b) No Section 409A-Covered Amount may be withdrawn pursuant to this Section 6.2.

6.3 In-Service Subaccounts. A Participant’s In-Service Cash and In-Service Stock Subaccounts will be distributed (a) with respect to Grandfathered Amounts, on or about (or, if installments are elected, beginning on or about) January 15 of the calendar year designated by the Participant at the time of the applicable deferral election, and (b) with respect to Section 409A-Covered Amounts, in (or, if installments are elected, beginning in) January of the calendar year designated by the Participant at the time of the applicable deferral election. Such designated year must be no earlier than the second calendar year following the calendar year in which the applicable deferred election is made. In the event that the Participant terminates employment with the Primary Sponsor for any reason (as set forth in Section 8.1) prior to the scheduled date of distribution of the Participant’s In-Service Cash or Stock Subaccount(s), then the In-Service Cash or Stock Subaccount(s) will be distributed as follows: (i) with respect to Grandfathered Amounts, on or about (or, if installments are elected, beginning on or about) January 15 of the calendar year following the year in which the Participant terminates employment; and (ii) with respect to Section 409A-Covered Amounts, in (or, if installments are elected, beginning in) January of the calendar year designated by the Participant at the time of the applicable deferral election, or the first January that begins at least six months following the end of the month in which the Participant terminates employment, whichever January is earlier.

6.4 Form of Distribution.

(a) Any distribution pursuant to Sections 6.1 and 6.2 shall be in the form of a lump-sum payment and shall first be withdrawn from the relevant portion of the Participant’s Deferred Compensation Account (i.e., Grandfathered Amounts or Section 409A-Covered Amounts). Once the relevant portion of the Deferred Compensation Account is exhausted, such distribution shall be withdrawn from the relevant portion of the Participant’s Restricted Stock Account. Any amounts distributed pursuant to Sections 6.1 and 6.2 shall be in cash and, to the extent that the amounts distributed pursuant to Sections 6.1 and 6.2 consist of Deferred Stock, whole shares of Company Stock.

(b) Any distribution pursuant to Section 6.3 shall be made in the form of one to five annual installment payments, subject to approval by the Plan Administrator and provided that the Participant makes such election at the same time that the Participant elects to make a deferral into such In-Service Subaccounts pursuant to Section 3. In the absence of a valid election to the contrary, any distribution pursuant to Section 6.3 shall be in the form of a lump-sum payment. Any distribution pursuant to Section 6.3 shall be in cash and, to the extent that the amount distributed pursuant to Section 6.3 consists of Deferred Stock, whole shares of Company Stock. Annual installments shall be calculated and paid in accordance with Section 8.4. Notwithstanding that a Participant may terminate employment with the Primary Sponsor (as set forth in Section 8.1) prior to the complete distribution of the Participant’s In-Service Subaccount(s), any such Participant’s In-Service Subaccount(s) will continue to be distributed in accordance with the number of installments determined under this Section 6.4(b) and at such time(s) as determined under Section 6.3.

SECTION 7

DEATH BENEFITS

7.1 Death of Participant.

(a) Grandfathered Amounts. Upon the death of a Participant who dies prior to payment of the Participant’s Grandfathered Amounts, if the value of the Participant’s Grandfathered Amounts exceeds $5,000 as of the date of death, then the Participant’s Beneficiary shall be entitled to receive the full value of the Participant’s Grandfathered Amounts in the manner described in Sections 6.3, 6.4, and 8.2(a), as applicable, unless the Participant elected another form of distribution pursuant to Section 8.2(b). In the event that the Participant dies after benefits have commenced, the remaining payments, if any, shall be paid to the Beneficiary in the same form and manner as elected by the Participant. Notwithstanding the foregoing, in the event that the value of the Participant’s Grandfathered Amounts does not exceed $5,000 as of the date of death, then the Participant’s Beneficiary shall receive the value of the Participant’s Grandfathered Amounts in the form of a lump-sum payment in the manner and at the time described in Section 8.2(c).

(b) Section 409A-Covered Amounts. Upon the death of a Participant who dies prior to payment of the Participant’s Section 409A-Covered Amounts, if the value of the Participant’s Section 409A-Covered Amounts exceeds $5,000 as of the date of death, then the Participant’s Beneficiary shall receive the full value of the Participant’s Section 409A-Covered Amounts in the manner described in Sections 6.3, 6.4, and 8.3(a), as applicable, unless the Participant elected another form of distribution pursuant to Sections 8.3(b) and (e). In the event that the Participant dies after benefits have commenced, the remaining payments, if any, shall be paid to the Beneficiary in the same form and manner as elected by the Participant. Notwithstanding the foregoing, in the event that the value of the Participant’s Account does not exceed $5,000 as of the date of death, then the Participant’s Beneficiary shall receive the value of the Participant’s Section 409A-Covered Amounts in the form of a lump-sum payment in the manner and at the time described in Section 8.3(c), provided that, with respect to Section 409A-Covered Amounts, such payment results in the termination and liquidation of such Participant’s interests in all arrangements that would constitute nonqualified deferred compensation plans under Code Section 409A and that would be aggregated with the Plan pursuant to Treasury Regulation § 1.409A-1(c)(2).

(c) Notice of Death. Any benefit payable under this Section 7 shall be paid in accordance with and subject to the provisions of this Section 7 after receipt by the Plan Administrator of notice of the death of the Participant.

7.2 Death of Beneficiary. If, subsequent to the death of a Participant, the Participant’s Beneficiary dies while entitled to receive benefits under the Plan, any remaining payments shall be made to the Participant’s estate.

7.3 Accelerated Payment of Grandfathered Amounts.

(a) In the event that a Beneficiary becomes entitled to benefits under this Section 7, then, with respect to Grandfathered Amounts only, the Plan Administrator may pay all or a portion of such Beneficiary’s interest in the Grandfathered Amounts prior to the date that payment is otherwise required to be made; provided that any such distribution shall be made only if the Beneficiary demonstrates that the Beneficiary will suffer a financial hardship if the Beneficiary does not receive a distribution and that the Beneficiary meets the requirements for a hardship distribution under the Savings Plan as in effect on October 3, 2004 (with the exclusion of the purchase of a home or the payment of tuition) as determined by the Plan Administrator. The Plan Administrator shall have the sole and absolute discretion to determine if a hardship exists with respect to a Beneficiary. Any request for a hardship distribution must be made within 60 days of the date of death. Hardship payments shall be made to a Beneficiary only in accordance with such rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the amount to be distributed on account of a hardship shall be made by the Plan Administrator. No hardship withdrawal pursuant to this Section 7.3(a) shall be for less than $10,000.

(b) A Beneficiary may elect to receive an early withdrawal of the Beneficiary’s interest in any Grandfathered Amounts even if such withdrawal does not qualify as a hardship withdrawal; provided that any such withdrawal will be subject to the irrevocable forfeiture of an amount equal to 10% of the withdrawn amount. Any withdrawal pursuant to this Section 7.3(b) must be for no less than $25,000 or, if less, 50% of the Grandfathered Amounts.

(c) Any distribution pursuant to this Section 7.3 shall be made in the form of a lump-sum payment in cash and, to the extent that the amount distributed pursuant to this Section 7.3 consists of Deferred Stock, whole shares of Company Stock.

7.4 Accelerated Payment of Section 409A-Covered Amounts. With respect to Section 409A-Covered Amounts, a Beneficiary may not receive a payment of such amounts prior to the date that payment is otherwise scheduled to be made under the Plan.

SECTION 8

TERMINATION OF EMPLOYMENT

8.1 Termination of Employment. Upon a termination of employment, a Participant shall be entitled to receive a distribution of the Participant’s Account in accordance with Sections 8.2 and/or 8.3, as applicable. A Participant shall be considered to have terminated employment with the Plan Sponsor or any Affiliate on the date determined by the Plan Administrator, which determination, with respect to any Section 409A-Covered Amount, will be made in accordance with Section 409A’s definition of “separation from service.” Transfer of a Participant from one Plan Sponsor to another Plan Sponsor or Affiliate shall not be deemed for any purpose under the Plan to be a termination of employment by the Participant. For purposes of this Plan, a termination of employment means severance for any reason including, but not limited to, death, retirement, resignation, discharge, or permanent disability under the applicable Plan Sponsor’s long-term disability plan. With respect to Section 409A-Covered Amounts only, a Participant who is on a leave of absence will generally be considered to have “separated from service” after being on such a leave of absence for a continuous period of six months (or 29 months in the case of certain health-related leaves of absence). Notwithstanding the foregoing, with respect to Grandfathered Amounts only, a Participant receiving severance payments shall not be considered to have terminated employment for purposes of this Section 8.1 until the end of the period of severance payments or the Participant’s termination date, whichever is later.

8.2 Payment of Grandfathered Amounts. The payment terms in this Section 8.2 shall apply only with respect to Grandfathered Amounts credited to any Participant’s Retirement/Termination Subaccounts.

(a) Default Form of Payment. In the event that a Participant terminates employment prior to age 65, unless the Participant elects otherwise as provided in Section 8.2(b), then the Participant will be paid the Participant’s Grandfathered Amounts in five annual installment payments, commencing on or about January 15 of the first calendar year following the year in which the Participant terminates employment, with additional installments continuing to be paid on or about each of the four subsequent January 15s. In the event that a Participant terminates employment after attaining age 65, unless the Participant elects otherwise pursuant to Section 8.2(b), then the Participant’s Grandfathered Amounts will be payable in a single lump-sum payment on or about January 15 of the first calendar year following the year in which the Participant terminates employment.

(b) Form of Payment Options and Election. Notwithstanding the provisions of Section 8.2(a) above, in the event that the value of the Participant’s Grandfathered Amounts exceeds $5,000 as of the date the Participant terminates employment, the Participant may elect to receive any Grandfathered Amounts credited to such Participant’s Account in the form of a lump-sum payment or in the form of annual installment payments for up to fifteen years. Such election must be made, or changed, by written election at least twelve months prior to the Participant’s termination of employment or such other date as established by the Plan Administrator. A distribution election made subsequent to such twelve-month notice period would be effective only with the consent of the Primary Sponsor, which principally would be considered in situations of involuntary termination of employment on less than twelve months of notice to the Participant.

(c) Automatic Lump-Sum. Notwithstanding Section 8.2(a), in the event that the value of the Participant’s Grandfathered Amounts does not exceed $5,000 as of the date that the Participant terminates employment, then the Participant shall receive a lump-sum payment of the Participant’s Account as soon as administratively feasible following the termination of employment.

(d) Payment Medium. Whether a Participant’s Grandfathered Amounts are paid in a lump sum or annual installments, payment shall be made in the form of cash and, to the extent that the Participant’s Grandfathered Amounts consist of Deferred Stock, shares of Company Stock.

8.3 Payment of Section 409A-Covered Amounts. The payment terms in this Section 8.3 shall apply only with respect to Section 409A-Covered Amounts credited to any Participant’s Retirement/Termination Subaccounts.

(a) Default Form of Payment. In the event that a Participant terminates employment prior to age 65, unless the Participant elects otherwise as provided in Section 8.3(b), then the Participant will be paid the Participant’s Section 409A-Covered Amounts in five annual installment payments, commencing in the first January that begins at least six months following the end of the month in which the Participant terminates employment, with additional installments continuing to be paid in each of the four subsequent Januarys. In the event that a Participant terminates employment after attaining age 65, unless the Participant elects otherwise pursuant to Section 8.3(b), then the Participant’s Section 409A-Covered Amounts will be payable in a single lump-sum payment in the first January that begins at least six months following the end of the month in which the Participant terminates employment.

(b) Form of Payment Options and Election. Notwithstanding the provisions of Section 8.3(a) above, in the event that the value of the Participant’s Section

409A-Covered Amounts exceeds $5,000 as of the date the Participant terminates employment, the Participant may elect to receive any Section 409A-Covered Amounts credited to such Participant’s Account in the form of a lump-sum payment or in the form of annual installment payments for up to fifteen years. Such election must be made at the same time as a Participant first makes a deferral election pursuant to Section 3; provided that certain Participants made this payment election prior to January 1, 2008 in accordance with transition rules issued under Section 409A, which payment elections remain valid; further provided that certain participants may be permitted to change this payment election prior to January 1, 2009 in accordance with transition rules issued under 409A.

(c) Automatic Lump-Sum. Notwithstanding Section 8.3(a), in the event that the value of the Participant’s Section 409A-Covered Amounts does not exceed $5,000 as of the date that the Participant terminates employment, then the Participant shall receive a lump-sum payment of the Participant’s Section 409A-Covered Amounts, subject to Section 8.3(f), within ninety days following the termination of employment, provided that such payment results in the termination and liquidation of such Participant’s interests in all arrangements that would constitute nonqualified deferred compensation plans under Code Section 409A and that would be aggregated with the Plan pursuant to Treasury Regulation § 1.409A-1(c)(2).

(d) Payment Medium. Whether a Participant’s Section 409A-Covered Amounts are paid in a lump sum or annual installments, payment shall be made in the form of cash and, to the extent that the Participant’s Section 409A-Covered Amounts consist of Deferred Stock, shares of Company Stock.

(e) Changes to the Time and Form of Payment. A time and form of payment with respect to a Participant’s Retirement/Termination Subaccounts, whether made via election under Section 8.3(b) or automatically under Section 8.3(a), may be changed by a Participant only if the following conditions are satisfied:

(i) the election to change the time or form of payment does not become effective until the date that is one year after the date on which the election to change is made;

(ii) except with respect to any payment to be made due to the death of the Participant, the time or form of payment, as changed, defers payment of the amount until at least five years later than when the benefit otherwise would have been paid or commenced to be paid; and

(iii) with respect to any payment that is to be made upon a fixed date or schedule of dates, the election to change the time or form of payment is made no less than twelve months before the date that such payment otherwise was scheduled to be made;

provided that, for purposes of Sections 8.3(e)(ii) and 8.3(e)(iii), and for payment elections made under Section 6.4(b), payments scheduled to be made in the form of installments will be treated as being scheduled to be made on the date that the first installment of such series of payments is otherwise scheduled to be made (i.e., the installments will be treated as an entitlement to a single payment for purposes of Section 409A). No changes to the time and form of payment of a Participant’s In-Service Subaccounts are permitted.

(f) Six-Month Delay in Payments to Specified Employees. To the extent that any Section 409A-Covered Amount constitutes an amount payable following a “separation from service” (as that term is defined in Section 409A), then, notwithstanding any other provision in the Plan to the contrary, such amount will not be paid to the Participant during the six-month period immediately following such Participant’s “separation from service” if such Participant is then deemed to be a “specified employee” (as that term is defined in Section 409A and determined pursuant to procedures and elections made by the Primary Sponsor from time to time). Unless a later payment date is provided pursuant to the other provisions of the Plan, on the first day of the seventh month following such “separation from service,” all amounts that otherwise would have been paid to such Participant during that six-month period, but were not so paid due to this Section 8.3(f), will be paid to such Participant in a single lump-sum payment (including any earnings or losses during that six-month period based upon the Participant’s hypothetical investments under Section 5)). This Section 8.3(f) will cease to be applicable in the event of and following the Participant’s death.

8.4 Calculation of Installment Payments.

(a) With respect to the portion of the Participant’s Account that does not consist of shares of Deferred Stock, if the Participant’s benefit is to be paid in the form of annual installment payments, then the amount of the first installment payment will be a fraction of the value of the applicable portion of the Participant’s Account as of the end of the calendar year immediately preceding the date at which the installment is to be paid, the numerator of which is one and the denominator of which is the total number of annual installments elected. The amount of each subsequent payment, other than the final payment, will be a fraction of the remaining value of the applicable portion of the Participant’s Account as of the end of the calendar year preceding each subsequent installment date, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid. The final installment payment shall be equal to the remaining balance of the applicable potion of the Participant’s Account, calculated pursuant to Section 8.5. Investment credits or losses shall continue to accrue on the unpaid balance of the Account.

(b) With respect to the portion of the Participant’s Account consisting of Deferred Stock, if the Participant’s benefit is to be paid in the form of annual installment payments, then the number of shares of Company Stock distributed in each installment payment will be equal to the number of whole shares of Deferred Stock remaining in the applicable portion of the Account divided by the number of remaining installment payments. The number of shares in the final installment payment shall be equal to the remaining shares of Deferred Stock in the applicable portion of the Account.

8.5 Calculation of Account Balance. As of the date a Participant is paid, the Participant’s Account shall be determined as of the last Valuation Date immediately preceding the date that the Account is paid.

8.6 Vesting. The Participant shall be fully vested in the Participant’s Account.

SECTION 9

CHANGE IN CONTROL

9.1 Grandfathered Amounts. Upon the occurrence of a “Change in Control” (as defined in the Primary Sponsor’s Year 2000 Stock Incentive Plan) approved by the Primary Sponsor’s shareholders, all Grandfathered Amounts in Participants’ Accounts will be distributed to the Participants, or the designated Beneficiaries of any deceased Participants, as soon as practicable after the end of the calendar month in which such Change in Control occurs in the form of a lump-sum payment in cash and, to the extent that the amount distributed pursuant to this Section 9.1 consists of Deferred Stock (or consisted of Deferred Stock prior to the Change in Control), shares of Company Stock (or such other property held in the Participant’s Restricted Stock Account after the Change in Control). Section 409A-Covered Amounts will be unaffected by such Change in Control.

9.2 Section 409A-Covered Amounts. Upon the occurrence of a “Change in Control Event” (as defined pursuant to Section 409A), all Section 409A-Covered Amounts in Participants’ Account balances will be distributed to the Participants, or the designated Beneficiaries of any deceased Participants, within ninety days following the Change in Control Event in the form of a lump-sum payment in cash and, to the extent that the amount distributed pursuant to this Section 9.2 consists of Deferred Stock (or consisted of Deferred Stock prior to the Change in Control Event), shares of Company Stock (or such other property held in the Participant’s Restricted Stock Account after the Change in Control Event). Grandfathered Amounts will be unaffected by such Change in Control Event.

SECTION 10

ADMINISTRATION OF THE PLAN

10.1 Operation of the Plan Administrator. The Primary Sponsor shall be the Plan Administrator, unless it appoints a person, committee, or other organization as the Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice or resignation to the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

10.2 Duties of the Plan Administrator.

(a) The Plan Administrator shall make all payments under the terms of the Plan.

(b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including, but not limited to, those concerning eligibility for benefits. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, and Beneficiaries, subject to the provisions of the Plan and subject to applicable law.

(c) The Plan Administrator shall furnish Participants and Beneficiaries with any and all disclosures required by ERISA. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code and shall be solely responsible for establishing and maintaining all records of the Plan.

(d) The statement of specific duties for a Plan Administrator in this Section 10 is not in derogation of any other duties that a Plan Administrator has under the provisions of the Plan or under applicable law.

10.3 Action by the Primary Sponsor or a Plan Sponsor. Any action to be taken by the Primary Sponsor or a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided that, by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction.

10.4 Appeals Fiduciary. The Primary Sponsor shall appoint an “Appeals Fiduciary.” The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant’s disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 11.3. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to the claim being reviewed by the Appeals Fiduciary and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, the Primary Sponsor shall appoint a successor.

SECTION 11

CLAIM REVIEW PROCEDURE

11.1 Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within 90 days (45 days with respect to a denial of any claim for benefits due to the Participant’s disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of 90 days (30 days with respect to a claim for benefits due to the Participant’s disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s disability, an additional extension of up to 30 days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues.

11.2 Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a) the specific reasons for the denial;

(b) specific references to the pertinent provisions of the Plan on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

(e) in the case of a claim for benefits due to a Participant’s disability, if an internal rule, guideline, protocol, or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge upon request; and

(f) in the case of a claim for benefits due to a Participant’s disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

11.3 Right to Review. After receiving written notice of the denial of a claim, a claimant or the claimant’s representative shall be entitled to:

(a) request a full and fair review of the denial of the claim by written application to the Plan Administrator (or the Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s disability);

(b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c) submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d) a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.4 Application for Review.

(a) If a claimant wishes a review of the decision denying the Participant’s claim to benefits under the Plan, other than a claim described in Section 11.4(b), the Participant must submit the written application to the Plan Administrator within 60 days after receiving written notice of the denial.

(b) If the claimant wishes a review of the decision denying the claimant’s claim to benefits under the Plan due to a claimant’s disability, the claimant must submit the written application to the Appeals Fiduciary within 180 days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall:

(i) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii) identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Section 11.4(b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or who is a subordinate of such individual.

11.5 Hearing. Upon receiving such written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than 30 days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

11.6 Notice of Hearing. At least ten days prior to the scheduled hearing, the claimant and the claimant’s representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or the claimant’s representative, if any, may request that the hearing be rescheduled, for the claimant’s convenience, on another reasonable date or at another reasonable time or place.

11.7 Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

11.8 Decision on Review. No later than 60 days (45 days with respect to a claim for benefits due to the Participant’s disability) following the receipt of the written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to the claimant’s representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time to a date no later than 120 days (90 days with respect to a claim for benefits due to the Participant’s disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial 60 day period (or initial 45 day period with respect to a claim for benefits due to the Participant’s disability). The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a) the specific reasons for the decision;

(b) specific references to the pertinent provisions of the Plan on which the decision is based;

(c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e) in the case of a claim for benefits due to the Participant’s disability, if an internal rule, guideline, protocol, or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge upon request;

(f) in the case of a claim for benefits due to a Participant’s disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(g) in the case of a claim for benefits due to a Participant’s disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

SECTION 12

LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY

INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

12.1 No Alienation. Except as otherwise provided herein, no benefit that shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law.

12.2 Domestic Relations Orders. Notwithstanding any other provision of the Plan to the contrary, the Primary Sponsor shall make payments hereunder before such payments are otherwise due if it determines that such payments are being made in order to fulfill the requirements of a “domestic relations order” (as defined in Internal Revenue Code section 414(p)(1)(B)).

12.3 Minors or Incompetents. Whenever any benefit that is payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed, or to cause the same to be used for the benefit of such minor or incompetent.

SECTION 13

LIMITATION OF RIGHTS

Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

SECTION 14

AMENDMENT TO OR TERMINATION OF THE PLAN

14.1 Amendment and Termination. The Primary Sponsor or any successor thereto reserves the right by action of its Board of Directors or its designee at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of benefits already accrued under the Plan except to the extent required under any applicable law or otherwise necessary to comply with the listing requirements of the New York Stock Exchange (or any successor market or exchange upon which shares of Company Stock are or will be traded). Notwithstanding anything contained in the Plan to the contrary, upon termination of the Plan, (a) any Grandfathered Amount in each Participant’s Account shall be payable to the Participant as soon thereafter as is reasonably practicable, and (b) any Section 409A-Covered Amount will continue to be payable in accordance with the terms of the Plan (and any payment elections made under the Plan) in existence on the date of Plan termination except to the extent the Primary Sponsor or any successor thereto provides otherwise at such time. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend, or terminate the Plan.

14.2 Termination by Plan Sponsor. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor, provided that any such termination may not cause a cancellation of any irrevocable deferral election in effect at the time of such termination and any amounts deferred under the Plan will continue to be payable in accordance with the terms of the Plan (and any payment elections made under the Plan). Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

14.3 Termination by Primary Sponsor. If the Primary Sponsor terminates the Plan, the Plan shall terminate as to all Plan Sponsors, subject to any remaining distribution obligations set forth in Section 14.1.

SECTION 15

ADOPTION OF PLAN BY AFFILIATES

Any corporation or other business entity related to the Primary Sponsor by function or operation, and any Affiliate, if the corporation, business entity, or Affiliate is authorized to do so by written direction adopted by the Primary Sponsor’s board of directors, may adopt the Plan by action of its board of directors or other appropriate governing body. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption by the adopting corporation, business entity, or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor. The adopting resolutions shall be forwarded to the Primary Sponsor.

SECTION 16

MISCELLANEOUS

16.1 Unfunded Plan. All payments provided under the Plan shall be paid from the general assets of the applicable Plan Sponsor and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Primary Sponsor may establish a grantor trust to assist it in funding its obligations under the Plan, and any payments made to Participants or Beneficiaries from such trust shall relieve the Plan Sponsor from any further obligations under the Plan only to the extent of such payment, provided that a Plan Sponsor may not transfer assets to any such trust during a “restricted period” (as defined in Code Section 409A(b)(3)) with respect to a single employer defined benefit pension plan in order to fund obligations under the Plan to any “applicable covered employee” (as defined in Code Section 409A(b)(3)).

16.2 Withholding. Each Plan Sponsor shall withhold from any benefits payable under the Plan all federal, state, and local income taxes or other taxes required to be withheld pursuant to applicable law.

16.3 Governing Law. To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Primary Sponsor has caused this amended and restated plan to be executed and made effective as of January 1, 2008.

AVON PRODUCTS, INC.

By:	/s/ Andrea Jung
Title:	Chairman & CEO